AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (the “AGREEMENT”) made this 3rd day of June, 2005, by and among Shanghai Yutong Pharmaceuticals, Inc. No. 2020 Huqingping Road Qingpu District Shanghai, 201702 China, (“Buyer”) and Western Bankers Capital (“Seller”), a shareholder owning a majority of the shares of common stock of Child Vision, Inc Corporation (“CHVI” or the “Company”) with an office located at 126 East 83rd St. Suite 3B New York, NY 10028 USA .

W I T N E S S E T H:

WHEREAS, the Seller owns an aggregate of 5,100,000 shares the issued and outstanding common stock (the “Shares”) of common stock, par value $.01 per share of the Company (the “Common Stock”) representing approximately 99 % of the issued and outstanding shares of Common Stock of the Company; and

WHEREAS, Buyer wishes to purchase the Stock from Seller;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

1.  Agreement to Purchase and Sell. Seller will sell to Buyer and Buyer agrees to purchase the Stock, for $145,000 (the “Purchase Price”). The Purchase Price shall be payable as follows: at Closing by wire transfer, or check, to be paid to the escrow account of Western Bankers Capital P.O. Box 23866 New Orleans, Louisiana 70183 (the “Escrow Agent”). Upon the payment, as set froth, the Escrow Agent shall deliver to the Buyer the stock certificate(s) evidencing the 99 % of the commons stock of the Company.

  Closing And Payment. Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Buyer, Seller will sell and, subject to the terms and conditions hereof, and Purchaser will purchase, at a single closing, the Stock. The Closing shall be held at The Closing shall take place at the offices of Pivo Associates, Inc., 277 West 11th Street, New York, New York 10014, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto on such date as may be agreed upon by the Parties (the “Closing Date”). At the Closing, Seller shall deliver: (i) the Stock to Buyer along with executed stock powers, (ii) Seller’s resignation as a Director of CHVI; (iii) a Board of Directors resolution appointing Buyer as a Director of CHVI; and to the extent available, (iv) Financial records of CHVI; (v) True and correct copies of all business and corporate records of CHVI, including but not limited to correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts; and (vi) Such other documents of CHVI as may be reasonably requested by Buyer and which are available. At the Closing, Buyer will deliver to Seller the Purchase Price by wire transfer or such other means as the Parties may agree upon in writing. In addition, at the Closing, the Parties shall separately execute the indemnification provision annexed hereto as Exhibit A.

2.  Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof:
a.  Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by Seller, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer’s obligations herein, will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.
b.  Title to Stock. Seller is the sole record and beneficial owner of the Stock and has sole managerial and dispositive authority with respect to the Stock. Seller has not granted and person a proxy with respect to the Stock that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

3.   Representations and Warranties of Buyer.Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:
a.  Exempt Transaction.  Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.
b.  Buyer represents that he has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.
c.  The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

d.  Information Concerning the Company. Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock. Buyer acknowledges that Sell has made no representations with respect to the existence or non-existence of liabilities in the Company.
e.  Investment Experience. The Buyer understands that the purchase of the Stock involves substantial risk. The Buyer (a) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment, and to make an informed investment decision with respect thereto.
f.  No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Seller, or any of Seller's representatives or affiliates, in purchasing the Stock.
g.  Restricted Securities. Buyer understands that the Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering and that under the Act, and applicable regulations thereunder.
h.  Opinion Necessary. Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act. Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

5. Covenant.  Buyer hereby covenants and agrees that he currently plans to, and will use his best efforts to, as a Director, cause CHVI to acquire an operating and profitable business in a reverse merger transaction which is likely to benefit all CHVI shareholders.

6.  Arbitration.  Omitted.

7.  Termination.  Buyer or Seller may not, except for a material breach or failure of a condition or requirement, on or before the Closing Date terminate this Agreement.

8.  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

9.  Governing Law. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York.

10.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

11.  Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

12.  Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

13.  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and the Buyer. No delay or omission to exercise any right, power, or remedy accruing to Buyer, upon any breach, default or noncompliance of Seller under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

14.  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.  Entire Agreement.  This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

16.  Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

SELLER

By:	/s/ Western Bankers Capital

PURCHASERS

Shanghai Yutong Pharmaceuticals

By:	/s/ Mr. Lu Jiang-an

President

EXHIBIT A

1.  Indemnification.

a.  Buyer and Sellers shall indemnify and hold harmless the other Party (the “Indemnified Person”) from and against any losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”), as they may be incurred (including all reasonable legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened Action, and notwithstanding the absence of a final determination as set forth below as to a party’s obligation to reimburse an Indemnified Person for such Losses and the possibility that such payments might later be held to have been improper) to which any of them may become subject and which are related to or arise out of this Agreement or any breach of this Agreement.

b.  Buyer and Sellers agree that without Indemnified Person’s prior written consent he shall not settle any pending or threatened claim, action, suit or proceeding related to this Agreement unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or indemnifying party reaffirms their obligation to indemnify for or contribute to Losses incurred by any unreleased Indemnified Person as herein provided.

c.  Promptly after receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against any indemnitor hereunder, notify in writing the indemnitor of the commencement thereof; but omission so to notify an indemnitors will not relieve the indemnitors from any liability hereunder which they may have to any Indemnified Person. If the indemnitor so elects, indemnitor may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to the Indemnified Person) and payment of expenses, provided Indemnitors acknowledge in writing its unconditional obligation pursuant to this agreement to indemnify the Indemnified Person in respect of such Action and provides to the Indemnified Person evidence reasonably satisfactory to it that the indemnitor will have the financial resources to conduct such defense actively and diligently and permit Indemnitee and counsel retained by the Indemnified Person at its expense to participate in such defense. Notwithstanding the foregoing, in the event the Indemnified Party determines in its sole discretion that it is advisable for the Indemnified Person to be represented by separate counsel, then the indemnitee may employ on behalf of the Indemnified Person a single separate counsel to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and the indemnitee will pay the reasonable fees and disbursements of such separate counsel as incurred.

d.  In the event of any fundamental change involving the corporate structure of either party, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of an indemnitor in this Agreement shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of Indemnified Person reasonably satisfactory to it.

e.  If multiple claims are brought against an Indemnified Person in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the indemnitor agrees that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.

f.  If the indemnity referred to in this Agreement should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, Indemnitors shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and Indemnitors on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Person, respectively, and Indemnitors as well as any other relevant equitable considerations.

g.  The obligations of the indemnitor referred to above shall be in addition to any rights that any Indemnified Person may otherwise have.

SELLER

By:	/s/ Western Bankers Capital

PURCHASERS

Shanghai Yutong Pharmaceuticals

By:	/s/ Mr. Lu Jiang-an

President